Harbor Custom Development, Inc. Reports 2023 First Quarter Financial Results

TACOMA, Wash., May 15, 2023, (GLOBENEWSWIRE) -- Harbor Custom Development, Inc. (Nasdaq: HCDI, HCDIP, HCDIW, HCDIZ) (“Harbor,” “Harbor Custom Homes®,” or the “Company”), an innovative real estate company involved in all aspects of the land development cycle, today announced its financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Financial Highlights Compared to First Quarter 2022
•Sales of $9.2 million compared to $28.6 million
•Gross loss of $(2.0) million compared to gross profit of $6.1 million
•Gross margin loss of (22.3)% compared to gross margin 21.2%
•Net loss of $(4.9) million compared to net income of $1.6 million
•Basic loss per share of $(9.39) compared to basic loss per share of $(0.56)
•EBITDA loss of $(4.5) million compared to EBITDA of $3.5 million
•Adjusted EBITDA loss of $(4.4) million compared to Adjusted EBITDA of $3.9 million

Harbor Custom Development’s President and CEO, Sterling Griffin stated, “Compared to last year’s quarter record performance, our results during this first quarter were unfavorably impacted by ongoing challenges in the broader housing market, including higher mortgage interest rates and inflationary pressures. We have taken and will continue to take cost control initiatives to help navigate changing market conditions and maintain the health of our balance sheet.”

Mr. Griffin, continued, “We are encouraged with the progress of our multi-family projects and, the progress of our long-term strategy. Our unique portfolio enables us to adapt to changing demand trends in our key markets. Looking forward, as the summer selling and rental season approaches, we are confident in our opportunities to drive future growth and rebuild shareholder value.”

Results for the First Quarter 2023

Sales for the first quarter 2023 decreased by (67.9)% to $9.2 million, compared to sales of $28.6 million for the first quarter 2022. This decrease was due to decreases in developed lots sales of $6.6 million, home sales of $6.2 million, entitled land sales of $4.5 million, and fee build revenue of $2.4 million, which were partially offset by $0.4 million of rental revenues earned from multi-family projects in the first quarter 2023. The decreases in developed lots, home, and entitled land sales were mainly due to large prior year sales in California and Washington that did not recur in the first quarter 2023. The fee build revenue continued to decrease as the fee build projects are nearing completion.

Gross profit (loss) for the first quarter 2023 decreased to $(2.0) million compared to $6.1 million for the first quarter 2022. Gross margin (loss) for the first quarter 2023 decreased to (22.3)%

compared to 21.2% for the first quarter 2022. The $(8.1) million decrease in gross profit and (43.5)% decrease in gross margin were primarily due to the non-recurrence of high margin entitled land sales that occurred in 2022, lower margins on home and developed lot sales in 2023, $1.6 million of impairment loss on the Pacific Ridge, Darkhorse, and Bunker Ranch properties, and a decrease in fee build gross profit and gross margin due to additional cost overruns to complete Harbor’s legacy fee build projects that are nearing completion. The entitled land sales in the first quarter 2022 provided $3.8 million gross profit and a gross margin of 84.1% that did not recur in the first quarter 2023. The gross profit for home and developed lot sales, excluding impairment charges, decreased by $1.5 million and $1.1 million, respectively, and the related gross margins decreased to 4.2% and approximately break-even, respectively, for the first quarter 2023.

Operating expenses for the first quarter 2023 were $2.9 million compared to $3.8 million for the first quarter 2022. The $(0.9) million decrease in operating expenses was primarily due to Harbor’s reduction in general and administrative costs. The majority of the savings came from reductions of professional fees, insurance expense, depreciation, and stock compensation expense. Operating expenses as a percentage of sales for the first quarter 2023 were 32.0% compared to 13.4% for the first quarter 2022. The increase in operating expenses as a percentage of sales was primarily due to significantly lower sales in the first quarter 2023 as compared to the first quarter 2022, partially offset by the decrease in operating expenses for the comparable periods.

For the first quarter 2023, net loss was $(4.9) million compared to net income of $1.6 million for the first quarter 2022. Net loss attributable to common stockholders for the first quarter 2023 was $(6.8) million or $(9.39) basic loss per share compared to net loss attributable to common stockholders of $(0.4) million or $(0.56) basic loss per share for the first quarter 2022.

EBITDA for the first quarter 2023 decreased from $3.5 million in the first quarter 2022 to a loss of $(4.5) million for the first quarter 2023. Adjusted EBITDA, which excludes the impact of stock compensation and other non-recurring items, for the first quarter 2023 decreased to a loss of $(4.4) million compared to Adjusted EBITDA of $3.9 million for the first quarter 2022. For the first quarter 2023, Adjusted EBITDA loss as a percentage of sales was (48.3)% compared to 13.6% Adjusted EBITDA as a percentage of sales for the first quarter 2022.

Financial Results Conference Call Details

Harbor will host a conference call on Monday, May 15, 2023, at 9:30 a.m. PT (12:30 p.m. ET) to elaborate on the first quarter results. The public may access the conference call through an audio webcast available at https://investors.harborcustomdev.com/events, or by telephone at 1-877-407-0789 (for international callers, dial 1-201-689-8562), and refer to “Harbor,” “Harbor Custom Development,” or conference ID: 13738285. A replay of the conference call will be available for two weeks at 1-844-512-2921 (for international callers, dial 1-412-317-6671) using the replay PIN: 13738285.

About Harbor Custom Development, Inc.

Harbor Custom Development, Inc. is a real estate development company involved in all aspects of the land development cycle including land acquisition, entitlements, construction of project infrastructure, home and apartment building, marketing, and sales of various residential projects in Western Washington’s Puget Sound region; Sacramento, California; Austin, Texas; and Punta Gorda, Florida. As a land developer and builder of apartment buildings and single-family luxury homes, Harbor Custom Development’s business strategy is to acquire and develop land strategically based on an understanding of population growth patterns, entitlement restrictions, infrastructure development, and geo-economic forces. Harbor focuses on acquiring land with scenic views or convenient access to freeways and public transportation to develop and sell residential lots, new home communities, and multi-story apartment properties within a 20- to 60-minute commute of the nation’s fastest-growing metro employment corridors. For more information on Harbor Custom Development, Inc., please visit www.harborcustomdev.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, but are not limited to, expectations of future operating results and financial performance, including GAAP and non-GAAP guidance, and the calculation of certain of our key financial and operating metrics, as well as assumptions relating to the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate, “predict,” “target,” “project,” “intend,” “potential,” “would,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology that concerns our expectations, strategy, priorities, plans, or intentions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as guarantees of future performance or results and will not necessarily be accurate indications of the times at or by which such performance or results may be achieved, if at all. These forward-looking statements are subject to various risks and uncertainties, including without limitation, changes in the real estate industry such as continued increases in mortgage interest rates or recessionary pressures in the local or national economies where we operate which could dampen residential home purchases, as well as those risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. Thus, actual results could be materially different. This document includes statements of summarized financial projections. There will be differences between any projected and actual results because events and circumstances frequently do not occur as expected and those differences may be material. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release and the financial information contained herein include EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin, which are financial measures that have not been calculated in accordance with accounting principles generally accepted in the United States, (GAAP), and are therefore referred to as non-GAAP financial measures. We have provided definitions for these non-GAAP financial measures and tables in the schedules hereto to reconcile these non-GAAP financial measures to the comparable GAAP financial measures.

We believe that these non-GAAP financial measures provide valuable information regarding our earnings and business trends by excluding specific items that we believe are not indicative of the ongoing operating results of our business, providing a useful way for investors to make a comparison of our performance over time and against other companies in our industry.

We have provided these non-GAAP financial measures as supplemental information to our GAAP financial measures and believe these non-GAAP measures provide investors with additional meaningful financial information regarding our operating performance and cash flows. Our management and board of directors also use these non-GAAP measures as supplemental measures to evaluate our business and the performance of management, including the determination of performance-based compensation, to make operating and strategic decisions, and to allocate financial resources. We believe that these non-GAAP measures also provide meaningful information for investors and securities analysts to evaluate our historical and prospective financial performance. These non-GAAP measures should not be considered a substitute for or superior to GAAP results. Furthermore, the non-GAAP measures presented by us may not be comparable to similarly titled measures of other companies.

Investor Relations
Hanover International
IR@harborcustomdev.com 866-744-0974

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2023	December 31, 2022
	(unaudited)
ASSETS
Cash	$7,689,500	$9,665,300
Restricted Cash	597,600	597,600
Accounts Receivable, net	1,239,600	1,707,000
Notes Receivable, net	2,390,300	4,525,300
Prepaid Expense and Other Assets	2,451,000	5,318,100
Real Estate	217,835,900	205,478,200
Property and Equipment, net	1,950,100	2,289,500
Right of Use Assets	1,878,000	1,926,100
Deferred Tax Asset	5,936,800	4,659,300
TOTAL ASSETS	$241,968,800	$236,166,400

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts Payable and Accrued Expenses	$13,781,400	$14,090,700
Dividends Payable	1,903,700	634,700
Contract Liabilities	672,200	497,400
Deferred Revenue	150,300	52,000
Note Payable - Insurance	237,700	378,500
Revolving Line of Credit Loan, net of Unamortized Debt Discount of $0 and $0.6 million respectively	22,893,500	24,359,700
Equipment Loans	1,300	2,057,100
Finance Leases	—	154,500
Construction Loans, net of Unamortized Debt Discount of $1.4 million and $1.9 million, respectively	122,608,300	107,483,700
Construction Loans - Related Party, net of Unamortized Debt Discount of $0.1 million and $0.1 million, respectively	8,127,300	8,122,800
Right of Use Liabilities	2,719,300	2,779,400
TOTAL LIABILITIES	173,095,000	160,610,500

STOCKHOLDERS’ EQUITY
Preferred Stock, no par value per share, 10,000,000 shares authorized and 3,799,799 issued and outstanding at March 31, 2023 and December 31, 2022	62,912,100	62,912,100
Common Stock, no par value per share, 50,000,000 shares authorized and 732,245 issued and outstanding at March 31, 2023 and 718,835 issued and outstanding at December 31, 2022	35,704,700	35,704,700
Additional Paid In Capital	1,349,700	1,266,300
Retained Earnings (Accumulated Deficit)	(31,092,700)	(24,327,200)
TOTAL STOCKHOLDERS’ EQUITY	68,873,800	75,555,900

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$241,968,800	$236,166,400

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	For the Three Months Ended March 31,
	2023	2022

Sales	$9,181,000	$28,581,000

Cost of Sales	11,225,400	22,526,300

Gross Profit (Loss)	(2,044,400)	6,054,700

Operating Expenses	2,935,400	3,839,300

Operating Income (Loss)	(4,979,800)	2,215,400

Other Income (Expense)
Interest Expense	(1,207,100)	(124,500)
Interest Income	72,900	55,000
Loss on Sale of Equipment	(36,200)	—
Other Income	10,900	7,900
Total Other Expense	(1,159,500)	(61,600)

Income (Loss) Before Income Tax	(6,139,300)	2,153,800

Income Tax Expense (Benefit)	(1,277,500)	508,500

Net Income (Loss)	$(4,861,800)	$1,645,300

Net Loss Attributable to Non-controlling interests	—	(500)
Preferred Dividends	(1,903,700)	(2,012,500)

Net Loss Attributable to Common Stockholders	$(6,765,500)	$(366,700)

Loss Per Share - Basic	$(9.39)	$(0.56)
Loss Per Share - Diluted	$(9.39)	$(0.56)

Weighted Average Common Shares Outstanding - Basic	720,618	660,038
Weighted Average Common Shares Outstanding - Diluted	720,618	660,038

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	For the Three Months Ended March 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$(4,861,800)	$1,645,300
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	95,000	303,800
Amortization of right of use assets	48,100	195,500
Lease incentives	—	260,100
Loss on sale of equipment	36,200	—
Provision for loss on contract	23,800	—
Impairment loss on real estate	1,555,800	—
Stock compensation	83,400	242,400
Amortization of revolver issuance costs	640,300	45,700
Net change in assets and liabilities:
Accounts receivable	467,300	(63,700)
Contract assets	—	(471,900)
Notes receivable	2,135,000	(10,746,800)
Prepaid expenses and other assets	2,689,800	691,500
Real estate	(13,149,200)	(6,347,500)
Deferred tax asset	(1,277,500)	(365,100)
Accounts payable and accrued expenses	(309,500)	5,254,600
Contract liabilities	151,000	—
Deferred revenue	98,300	78,200
Payments on right of use liability, net of incentives	(60,100)	(123,200)
NET CASH USED IN OPERATING ACTIVITIES	$(11,634,100)	$(9,401,100)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	$—	$(1,042,600)
Proceeds on the sale of equipment	128,500	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	$128,500	$(1,042,600)

CASH FLOWS FROM FINANCING ACTIVITIES
Construction loans	$17,866,800	$6,640,800
Payments on construction loans	(3,002,300)	(6,930,800)
Financing fees construction loans	(224,800)	(577,500)
Related party construction loans	—	3,757,300
Payments on related party construction loans	—	(3,838,700)
Financing fees related party construction loans	(75,000)	—
Revolving line of credit loan	—	12,038,900
Payments on revolving line of credit loan	(2,106,500)	—
Financing fees revolving line of credit loan	—	(1,097,700)
Payments on note payable - insurance	(163,000)	(384,500)
Payments on equipment loans	(2,055,900)	(471,000)
Payments on financing leases	(74,800)	(43,500)
Preferred dividends	(634,700)	(2,012,500)
Proceeds from exercise of stock options	—	8,600
NET CASH PROVIDED BY FINANCING ACTIVITIES	$9,529,800	$7,089,400

NET DECREASE IN CASH AND RESTRICTED CASH	(1,975,800)	(3,354,300)

CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	10,262,900	26,226,800

CASH AND RESTRICTED CASH AT END OF PERIOD	$8,287,100	$22,872,500

HARBOR CUSTOM DEVELOPMENT, INC. AND SUBSIDIARIES
D/B/A HARBOR CUSTOM HOMES
RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA (Unaudited)

	For the Three Months Ended March 31,
	2023	2022

Net Income (Loss)	$(4,861,800)	$1,645,300

Interest Expense - Cost of Sales	310,700	922,700
Interest Expense - Other	1,207,100	124,500
Depreciation	95,000	303,800
Amortization	2,400	800
Tax Expense (Benefit)	(1,277,500)	508,500
EBITDA	$(4,524,100)	$3,505,600

Stock compensation	83,400	242,400
Other non-recurring costs	5,000	150,200
Total Add backs	88,400	392,600
Adjusted EBITDA	$(4,435,700)	$3,898,200

EBITDA is defined as consolidated net income (loss) before interest, taxes, depreciation, and amortization.

Adjusted EBITDA is defined as consolidated net income (loss) before interest, taxes, depreciation, and amortization, equity-based compensation expense and other non-recurring costs, which are primarily related to restructuring costs, that are deemed to be transitional in nature or not related to the Company’s core operations.

Adjusted EBITDA margin is Adjusted EBITDA as a percentage of sales.